EXHIBIT (5)                    Gilbert L. McSwain
                                Attorney-at-Law

                         1660 So. Albion St. Suite 309
                             Denver, Colorado 80222
                              Tel. (303) 753-8805
                               Fax (303) 758-9203



                                 October 8, 1997

Gateway American Properties Corporation
9145 E. Kenyon Avenue, Suite 200
Denver, Colorado 80237

Gentlemen:

      I have acted as special counsel for Gateway American Properties Corporation, a Colorado corporation ("Company") in connection with a public offering of securities to be offered and sold pursuant to a Registration Statement on Form SB-2 ("Registration Statement") to be filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended ("Act").

      The Registration Statement relates to the offer and sale of the following securities by the Company and certain "Selling Stockholders":

     (a) Upto 2,052,000 shares of the Company's $.01 par value Common Stock ("Common Stock"), including: (i) 1,500,000 shares to be issued by the Company and sold to the public; (ii) up to an additional 225,000 shares which may be issued and sold to the public upon exercise of the Underwriters' over-allotment option; and (iii) 327,000 presently outstanding shares which may be sold by the Selling Stockholders;

     (b) Common Stock Purchase Warrants ("Public Warrants") to purchase up to 3,450,000 shares of Common Stock, including (i) Public Warrants to purchase 3,000,000 shares of Common Stock to be issued and sold to the public; and (ii) Public Warrants to purchase up to 450,000 shares of Common Stock which may be issued and sold to the public upon exercise of the Underwriters' over-allotment option;

     (c) 3,450,000 shares of Common Stock underlying the Public Warrants described in (b) immediately proceeding;

     (d Common Stock Representative Warrants ("Representative Warrants") to purchase up to 150,000 shares of Common Stock to be issued to the representative of the Underwriters;

                              Gilbert L. McSwain
                                Attorney-at-Law

                         1660 So. Albion St. Suite 309
                             Denver, Colorado 80222
                              Tel. (303) 753-8805
                               Fax (303) 758-9203

          (e) 150,000 shares of Common Stock underlying the Representative Warrants;

          (f)  Warrant  Representative  Warrants to acquire up to an  additional
               300,000 Representative Warrants which may be issued to the Representative of the Underwriters;

          (g) The Representative Warrants to acquire up to 300,000 shares of Common Stock which underlie the Warrants describer in (f) immediately preceding and may be issued to the Representative of the Underwriters;

          (h 300,000 shares of Common Stock underlying the Representative Warrants described in (g) immediately preceding which may be issued pursuant to exercise of the Representative Warrants; and

          (i) 300,000 shares of Common Stock underlying presently Common Stock Purchase Warrants ("Founders Warrants") which may be issued upon exercise of the Founders Warrants and sold by the Selling Stockholders.

      All of the securities listed in (a) through (i) immediately preceding are hereinafter "Registered Securities".

      This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991).

      I have examined the Articles of Incorporation of the Company as filed with the Colorado Secretary of State, the Bylaws of the Company, and the minutes of the meetings and records of proceedings of the Board of Directors of the Company, the applicable laws of the State of Colorado and a copy of the Registration Statement and the Exhibits thereto.

      Based upon the foregoing, and having due regard for such legal considerations as I deemed relevant, I am of the opinion that: (i) the 327,000 shares of presently outstanding Common Stock described in item (a)(iii) above are legally issued, fully paid and non-assessable; and (ii) the remaining Registered Securities, when issued as set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

      You are hereby authorized to the use of this opinion as an Exhibit to the Registration Statement.

Very Truly Yours,

/s/ Gilbert L. McSwain
Gilbert L. McSwain
Attorney-at-Law